EXHIBIT 10.15

DATED	4 September 2014

NEXVET BIOPHARMA PLC (CO NO. 547923)

(“COMPANY”)

(ADOPTED BY THE BOARD ON 18 SEPTEMBER 2014)

LONG TERM INCENTIVE PLAN

RULES

CONTENTS

1.	INTRODUCTION	4

	Name of Plan	4

	Objects of Plan	4

	Commencement of Plan	4

	Advice	4

2.	DEFINED TERMS & INTERPRETATION	4

	Defined terms	4

	Interpretation	8

	Primary Instruments	9

	Headings	9

3.	OPERATION OF THE PLAN	9

	Plan operates in accordance with Rules	9

	Rules binding	9

4.	PRINCIPAL CONDITIONS	10

	Plan Securities issued only to Employees	10

	Compliance with laws	10

5.	OFFERS	10

	Board may make Offer	10

	Form of Offer	10

	Offer personal	11

6.	APPLICATION FOR PLAN SECURITIES	11

	Acceptance of Offer	11

	Application for all or some Plan Securities	11

	Lapse of Offer	11

7.	GRANT OF PLAN SECURITIES	11

	Acceptance of application and issue	11

	Eligible Employee becomes a Participant	12

	Certificates	12

	Consideration for Plan Securities	12

	Entitlement to underlying Shares	12

	Interest in Shares	12

	Confidentiality	12

8.	EXERCISE AND VESTING	12

	Vesting dates	12

	Vesting on cessation	13

	Exercise Conditions	13

	Waiver of Exercise Conditions	13

	Notice of an expected Exit Event	13

	Effect of Exit Event Notice	13

	If Exit Event does not occur	13

	Exercise of Option during Exercise Period	14

	Issue of Shares	14

	Shares rank equally	14

	Deed of Accession	14

9.	LAPSE OF PLAN SECURITIES	15

	Lapse of Plan Securities	15

	Rights cease	15

10.	DEALINGS WITH PLAN SECURITY	15

	Plan Securities personal	15

	No unauthorised disposal	16

	No transfers	16

11.	ADJUSTMENTS AND OTHER MATTERS	16

	New issues	16

	Bonus issues	16

	Re-organisation of capital	16

	Winding up	16

	Reorganisation of the Group	17

	IPO	17

	Fractions of Shares	17

	Calculations and adjustments	17

	Notice of change	18

12.	ADMINISTRATION OF THE PLAN	18

	Powers of Board	18

	Determination	18

	Exercise of powers or discretion	18

	Expenses and costs	18

	Tax	18

13.	AMENDMENTS	19

	Board may amend	19

	Consent of Participants	19

14.	RIGHTS OF PARTICIPANTS	19

	No conferred rights	19

	Other schemes	19

	General meetings	19

15.	NOTICES	19

16.	GOVERNING LAW	20

	Governing law	20

PLAN RULES

1.	INTRODUCTION

Name of Plan

1.1	The Plan is called the Nexvet Long Term Incentive Plan.

Objects of Plan

1.2	The objects of the Plan are to:

1.2.1	retain Eligible Employees by providing them with an incentive to remain employed or engaged with the Group in the long term;

1.2.2	recognise the ongoing ability of Eligible Employees and their expected efforts and contribution in the long term to the performance and success of the Group; and

1.2.3	provide Eligible Employees with the opportunity to acquire Plan Securities in the Company in accordance with these Rules,

with the result of aligning interests between the company and Eligible Employees.

Commencement of Plan

1.3	The Plan commences on the date determined by the Board.

Advice

1.4	The Company is not responsible for the consequences of participation in the Plan by Eligible Employees, who should obtain their own independent advice at their own expense on the financial, taxation and other consequences to them of or relating to participation in the Plan.

2.	DEFINED TERMS & INTERPRETATION

Defined terms

2.1	In these Rules:

“Application Form” means an application for the issue of Plan Securities, in the form approved by the Board from time to time;

“Bad Leaver” means any Participant who ceases to be employed or engaged by a member of the Group and who is not a Good Leaver A or Good Leaver B;

“Board” means the Board of the Company or any committee of the Board to which it has delegated power to administer the Plan, from time to time;

“Business Day” means a day that is not a Saturday, Sunday, public holiday or bank holiday in Dublin, Ireland;

“Companies Acts” means the Companies Acts 1963 – 2013 as may be amended from time to time.

“Confirmation” means a confirmation from the Company of the terms of Plan Securities issued to the Participant under the Exchange;

“Corporations Act” means the Corporations Act 2001 (Cth);

“Date of Grant” means, with respect to a Plan Security, the date on which the Board grants the Plan Security to an Eligible Employee;

“Date of Issue” means, with respect to a Share issued on exercise of a Plan Security, the date on which the Board issues the Share to the Eligible Employee;

“Eligible Employee” means an Employee whom the Board determines is to receive an Offer or Confirmation under the Plan;

“Employee” means, for the purposes of this Plan:

(a)	an individual whom the Board determines to be in the full-time or part-time employment of a body corporate in the Group (including any employee on parental leave, long service leave or other special leave as approved by the Board);

(b)	a director of a body corporate in the Group holding a salaried employment or office in a body corporate in the Group;

(c)	a director of the Company;

(d)	an individual providing services to a body corporate in the Group whom the Board determines to be an Employee for the purposes of the Plan;

(e)	an individual whose associate (as defined in section 139GE of the Income Tax Assessment Act 1936 ) provides services to a body corporate in the Group, which individual the Board determines to be an Employee for the purposes of the Plan; or

(f)	an individual otherwise in the employment of a body corporate in the Group whom the Board determines to be an Employee for the purposes of the Plan,

but for the avoidance of doubt does not impute an employee/employer relationship for any purpose;

“Exchange” means the transaction pursuant to which the Company acquired all of the issued capital of Nexvet Biopharma Pty Ltd (an Australian registered company) and issued Options and RSUs in exchange for the transfer to the Company of certain options and RSUs issued by Nexvet Biopharma Pty Ltd;

“Exercise Conditions” means the performance, Vesting or other conditions (if any) determined by the Board set out in Rule 8.3 and otherwise specified in an Offer or Confirmation which are, subject to these Rules, required to be satisfied, reached or met before:

(a)	an Option can be exercised; or

(b)	an RSU automatically converts;

“Exercise Date” means:

(a)	in respect of an Option:

(i)	subject to paragraph (ii), 10 Business Days after the Company receives an Exercise Notice in respect of that Option delivered in accordance with Rule 8.8; or

(ii)	the Exit Event Date, if the Company receives an Exercise Notice in respect of that Option delivered as a result of the operation of Rule 8.6; and

(b)	in respect of an RSU, 10 Business Days after the later of:

(i)	the date the Exercise Conditions are satisfied or waived in full; and

(ii)	the date the holder pays the Exercise Price to the Company;

“Exercise Notice” means a notice stating that a Participant wants to exercise the Options the subject of the notice, in the form approved by the Board from time to time;

“Exercise Period” means, in respect of an Option:

(a)	the period:

(i)	commencing on the date the Exercise Conditions are satisfied or waived in full; and

(ii)	ending on the date the Option lapses in accordance with Rule 9.1;

(b)	if an Exit Event Notice is delivered, the period prior to the Exit Event Date; or

(c)	such other the period designated by the Board;

“Exercise Price” means, in respect of a Plan Security:

(a)	the greater of (i) nil and (ii) the par value of Shares; or

(b)	such other the price to be paid on the exercise of the Plan Security as determined by the Board and set out in an Offer or Confirmation;

“Exit Event” means the first to occur of:

(a)	an agreement for a Trade Sale completing; or

(b)	any other circumstance determined by the Board;

“Exit Event Date” has the meaning given to it in Rule 8.5;

“Exit Event Notice” has the meaning given to it in Rule 8.5;

“Good Leaver A” means any Participant who ceases to be employed or engaged by a member of the Group:

(a)	as a result of the death, illness (including mental illness), serious disability or permanent incapacity through ill health (as determined by the Board, acting reasonably) of the Participant; or

(b)	in exceptional circumstances where the Board determines the Participant should be treated as a Good Leaver A;

“Good Leaver B” means any Participant who ceases to be employed or engaged by a member of the Group:

(a)	as a result of a breach by the Company of the Participant’s employment contract, constructive dismissal by the Company of the Participant or the Participant being made redundant; or

(b)	in exceptional circumstances where the Board determines the Participant should be treated as a Good Leaver B;

“Group” means the Company and its Subsidiaries;

“IPO” means an initial public offering of Shares made under a prospectus or other disclosure document stating that the Company has or will apply, in conjunction with the offering for quotation of the Shares on a stock exchange approved by the Company;

“Legal Personal Representative” means the executor of the will or an administrator of the estate of a deceased person, the trustee of the estate of a person under a legal disability or a person who holds an enduring power of attorney granted by a person;

“M&A” means the memorandum and articles of association of the Company from time to time;

“Nominee” has the meaning given in Rule 5.4;

“Option” means an option granted to a Participant under the Plan to be issued a Share under the Plan;

“Offer” means an invitation to an Eligible Employee to apply for a grant of Plan Securities in accordance with Rule 5.2;

“Offer Period” means, in respect of an Offer, the period of time in which the Offer may be accepted by the Eligible Employee;

“Participant” means, subject to Rule 5.4, a person holding Plan Securities issued under the Plan and includes, if a Participant dies or becomes subject to a legal disability, the Legal Personal Representative of the Participant;

“Participating Subsidiary” means a Subsidiary of the Company which the Board has approved for participation in the Plan;

“Plan” means the Nexvet Long Term Incentive Plan governed by these Rules;

“Plan Securities” means:

(a)	Options;

(b)	RSUs; or

(c)	such other securities in the capital of the Company, or securities convertible into the capital of the Company which the Board approves for issue under the Plan, from time to time;

“Related Party” means in respect of:

(a)	a body corporate, anyone who is an associate of that body corporate under sections 11 to 15 (inclusive) of the Corporations Act; and

(b)	an individual, an Associate of that individual as defined in section 318 of the Income Tax Assessment Act 1936;

“RSU” means a restricted stock unit granted to a Participant under the Plan to be issued a Share under the Plan;

“Rules” means the rules governing the operation of the Plan set out in this document, as amended from time to time;

“Security Interest” means a mortgage, charge, pledge, lien, encumbrance or other third party interest of any nature;

“Share” means a share in the Company;

“Subsidiary” has the meaning given in the Companies Acts;

“Tax” includes any tax, levy, impost, value added tax, GST, deduction, charge, rate, contribution, duty or withholding which is assessed (or deemed to be assessed), levied, imposed or made by any government or any governmental, semi-governmental or judicial entity or authority together with any interest, penalty, fine, charge, fee or other amount assessed (or deemed to be assessed), levied, imposed or made on or in respect of any or all of the foregoing;

“Trade Sale” means an unconditional agreement providing for the sale of:

(a)	all main operating Subsidiaries of the Company;

(b)	all or substantially all of the equity securities in the Company;

(c)	all or substantially all of the assets of the Group; or

(d)	such other similar transaction approved by the Board; and

“Vest” means in relation to:

(a)	an Option, means the point in time after which the Option becomes freely exercisable by its holder; or

(b)	an RSU, means the point in time after which the RSU becomes freely convertible under this Plan,

subject to any other Exercise Conditions which may apply to that Plan Security.

Interpretation

2.2	In this document, except where the context otherwise requires:

2.2.1	the singular includes the plural and vice versa, and a gender includes other genders;

2.2.2	another grammatical form of a defined word or expression has a corresponding meaning;

2.2.3	a reference to a Rule, paragraph, schedule or annexure is to a Rule or paragraph of, or schedule or annexure to, this document, and a reference to this document includes any schedule or annexure;

2.2.4	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

2.2.5	a reference to time is to Dublin, Ireland time;

2.2.6	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

2.2.7	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

2.2.8	a word or expression defined in the Companies Acts has the meaning given to it in the Companies Acts;

2.2.9	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

2.2.10	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it; and

2.2.11	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

Primary Instruments

2.3	These Rules are to be interpreted subject to the M&A and the Companies Acts.

Headings

2.4	Headings are for ease of reference only and do not affect interpretation.

3.	OPERATION OF THE PLAN

Plan operates in accordance with Rules

3.1	The Plan operates in accordance with these Rules.

Rules binding

3.2	These Rules bind the Company, each Participating Subsidiary and each Participant.

4.	PRINCIPAL CONDITIONS

Plan Securities issued only to Employees

4.1	A Plan Security may not be issued to a person under the Plan unless the person remains an Employee as at the Date of Grant, or the Board determines otherwise.

Compliance with laws

4.2	A:

4.2.1	Plan Security may not be offered or issued to, Vest or be exercised by, an Eligible Employee or Participant; or

4.2.2	Share may not be issued to an Eligible Employee or Participant on exercise of a Plan Security,

if to do so would:

4.2.3	contravene the M&A, the Companies Acts or any applicable law; or

4.2.4	cause the Company to have to produce any offering document or make filings with any regulatory authority in order to comply with any applicable law, where the Board believes that to so would place an unreasonable burden on the Company.

5.	OFFERS

Board may make Offer

5.1	Subject to these Rules, the Board may from time to time make an Offer to any Eligible Employee.

Form of Offer

5.2	An Offer must be in writing and state:

5.2.1	the name and address of the Eligible Employee to whom the Offer is made;

5.2.2	the date of the Offer;

5.2.3	the number and type of Plan Securities for which the Eligible Employee may make application;

5.2.4	the proposed Date of Grant of the relevant Plan Securities;

5.2.5	the Offer Period;

5.2.6	the Exercise Conditions (if any) attaching to the relevant Plan Securities; and

5.2.7	any other specific terms and conditions applicable to the Offer; and

otherwise be in the form approved by the Board from time to time.

Offer personal

5.3	Subject to Rule 5.4, each Offer is personal to the Eligible Employee to whom it is made. Only the Eligible Employee to whom an Offer is made may accept the invitation constituted by an Offer and the Company may only issue the Plan Securities referred to the Offer to that Eligible Employee.

5.4	An Eligible Employee may nominate a Related Party or such other person approved by the Board to receive the Plan Securities on their behalf (“Nominee”). If an Eligible Employee nominates a Nominee, then the Eligible Employee and the Nominee will be deemed to be jointly a Participant for the purposes of the Plan and these Rules shall be read accordingly.

5.5	If, at any time while a Nominee holds Plan Securities, a Nominee is no longer a Related Party of the relevant Eligible Employee or a person approved by the Board, the Nominee must promptly do all things necessary to transfer the Plan Securities to the relevant Eligible Employee, another Related Party of the relevant Eligible Employee or another person approved by the Board. All rights attaching to the Plan Securities are suspended until that transfer takes place.

6.	APPLICATION FOR PLAN SECURITIES

Acceptance of Offer

6.1	An Eligible Employee may accept the invitation constituted by an Offer by giving to the Company duly completed and executed Application Form within the Offer Period.

Application for all or some Plan Securities

6.2	An Eligible Employee may, in his or her discretion, accept the invitation constituted by an Offer, in whole or in part, in multiples of 100 Plan Securities or any other multiple approved by Board for the Eligible Employee.

Lapse of Offer

6.3	An Offer not accepted in accordance with Rule 6.1 lapses unless the Board determines otherwise.

7.	GRANT OF PLAN SECURITIES

Acceptance of application and issue

7.1	If an Eligible Employee delivers a duly completed and executed Application Form before the expiry of the Offer Period, the Company may, subject to the conditions of the Offer, accept the Application Form and on that acceptance:

7.1.1	grant to the Eligible Employee all of the Plan Securities the subject of the Application Form; and

7.1.2	give the Eligible Employee notice of the Date of Grant of those Plan Securities.

7.2	If the Exchange completes, the Company may:

7.2.1	grant to the Eligible Employee the Plan Securities the subject of the Exchange; and

7.2.2	give the Eligible Employee notice of the Date of Grant of those Plan Securities; and

7.2.3	deliver the Confirmation to the Eligible Employee.

Eligible Employee becomes a Participant

7.3	An Eligible Employee becomes a Participant and is bound by these Rules when the Company grants Plan Securities to the Eligible Employee.

Certificates

7.4	Except as otherwise agreed with a Participant, the Company must give to each Participant one or more certificates or a statement setting out:

7.4.1	the number of Plan Securities granted to the Participant;

7.4.2	the Exercise Price of those Plan Securities; and

7.4.3	the Date of Grant of those Plan Securities.

Consideration for Plan Securities

7.5	Except pursuant to the Exchange:

7.5.1	the consideration for the grant of Plan Securities to an Eligible Employee is the services expected of an Eligible Employee to or for the benefit of the Group; and

7.5.2	an Eligible Employee does not have to pay money or give other consideration for the grant of a Plan Security.

Entitlement to underlying Shares

7.6	Each Plan Security confers on its holder the entitlement to acquire a beneficial interest in a number of Shares, in accordance with and subject to, these Rules.

Interest in Shares

7.7	A Participant has no right to a Share the subject of a Plan Security held by the Participant unless and until the Share is issued to that Participant under these Rules.

Confidentiality

7.8	A Participant must keep confidential all details of Plan Securities held or offered under these Rules unless permission to disclose details has been given by the Board.

8.	EXERCISE AND VESTING

Vesting dates

8.1	Unless otherwise specified in an Offer or Confirmation and subject to Rules 8.2, 8.4 and 8.6, a Participant’s Plan Securities which have not previously lapsed Vest as follows:

8.1.1	one third on the first anniversary of the Date of Grant;

8.1.2	one third on the second anniversary of the Date of Grant; and

8.1.3	one third on the third anniversary of the Date of Grant.

Vesting on cessation

8.2	If the Participant is a Good Leaver A or Good Leaver B, the Participant’s Plan Securities Vest on the date the Participant ceases to be employed or engaged by a member of the Group.

Exercise Conditions

8.3	Subject to Rules 8.4 and 8.6:

8.3.1	a Participant may not exercise an Option; and

8.3.2	an RSU will not be able to convert,

unless and until:

8.3.3	the Plan Security Vests; and

8.3.4	any other Exercise Conditions specified in the Offer or Confirmation relating to the Plan Security has been satisfied, reached or met.

Waiver of Exercise Conditions

8.4	The Board may, at its discretion, by notice to the Participant reduce or waive the Exercise Conditions attaching to a Plan Security in whole or in part at any time and in any particular case.

Notice of an expected Exit Event

8.5	At least 10 Business Days before an Exit Event, the Board must give each Participant notice (“Exit Event Notice”) stating the proposed date of the Exit Event (“Exit Event Date”).

Effect of Exit Event Notice

8.6	If an Exit Event Notice is delivered:

8.6.1	all outstanding Plan Securities which have not Vested shall Vest on the Exit Event Date, immediately prior the Exit Event;

8.6.2	all Exercise Conditions relating to Plan Securities shall be waived on the Exit Event Date; and

8.6.3	all Participants who hold Options must comply with Rule 8.8 in respect of those Options which they wish to exercise, subject to the Exit Event occurring.

If Exit Event does not occur

8.7	If an expected Exit Event prompting an Exit Event Notice does not occur:

8.7.1	the Board must give each Participant notice of the fact as soon as practicable;

8.7.2	all Exit Event Notices and Exercise Notices given in response shall be deemed to be null and void and of no effect; and

8.7.3	the Plan Securities survive.

Exercise of Option during Exercise Period

8.8	A Participant may exercise an Option at any time during the Exercise Period for the Option by giving the Company:

8.8.1	a duly completed and executed Exercise Notice;

8.8.2	the Exercise Price (if any) for those Options; and

8.8.3	any certificate for those Options.

Conversion of RSUs

8.9	A Participant may convert an RSU at any time after the satisfaction of the Exercise Conditions by giving the Company the Exercise Price (if any) for those RSUs.

Issue of Shares

8.10	Subject to these Rules, the Company will only issue a Share on exercise of a Plan Security:

8.10.1	on the relevant Exercise Date;

8.10.2	if the Participant has complied with Rule 8.14; and

8.10.3	subject to Rule 4.2.

Shares rank equally

8.11	Unless otherwise provided in an Exercise Notice and subject to these Rules, Shares issued on the exercise of a Plan Security rank equally with all existing Shares on and from the Date of Issue in respect of all rights issues, bonus share issues and dividends which have a record date for determining entitlements on or after the Date of Issue. For the avoidance of doubt, no such rights in relation to a Share exist in favour of a Participant prior the Date of Issue.

8.12	Each Participant agrees to accept Shares issued to him subject to the M&A and agrees to be bound by the M&A.

8.13	Each Participant agrees that the on-sale of Shares issued on the exercise of a Plan Security may be restricted by law in the 12 months immediately following the Date of Issue. The Company may, but is not required to, issue such notices or lodge such documents to enable the on-sale of Shares in the 12 months immediately following the Date of Issue.

Deed of Accession

8.14	The Company may refuse to issue any Share to a Participant unless that Participant has signed a deed of accession to any applicable shareholders’ agreement or like document.

9.	LAPSE OF PLAN SECURITIES

Lapse of Plan Securities

9.1	A Plan Security lapses on the earlier of:

9.1.1	the Exercise Date;

9.1.2	an Exit Event occurring;

9.1.3	ten years from the Date of Grant or any earlier date determined by the Board and set out in the Offer or Confirmation;

9.1.4	the date the Board determines that the Plan Security should lapse because the Participant (in the Board’s opinion):

9.1.4.1	has breached a material obligation under the Plan or any other staff equity participation arrangement;

9.1.4.2	has been dismissed or removed from office for a reason which entitles a body corporate in the Group to dismiss the Participant without notice;

9.1.4.3	has committed any act of fraud, defalcation or serious misconduct in relation to the affairs of that body corporate (whether or not charged with an offence) or gross dereliction of duty;

9.1.4.4	has become insolvent, declared himself or herself or become bankrupt or entered into administration or does something or has done something which prevents the Participant from or will result in the Participant being unable to properly perform his or her duties; or

9.1.4.5	has done any act which brings a body corporate in the Group into disrepute; or

9.1.5	the date the Participant holding the Plan Security stops being employed by the Company or any Participating Subsidiary and is a Bad Leaver; or

9.1.6	180 days after the date the Participant holding the Plan Security stops being employed by the Company or any Participating Subsidiary and is a Good Leaver B.

Rights cease

9.2	If a Plan Security lapses, all rights of a Participant under the Plan in respect of the Plan Security cease.

10.	DEALINGS WITH PLAN SECURITY

Plan Securities personal

10.1	Except where Plan Securities have been transferred under Rule 10.3, Plan Securities held by a Participant are personal to the Participant and may not be exercised by any other person.

No unauthorised disposal

10.2	Except as permitted under Rule 10.3, a Participant must not dispose of or grant any Security Interest over or otherwise deal with Plan Securities or any interest in Plan Securities, and any Security Interest or disposal or dealing will not be recognised in any manner by the Company.

No transfers

10.3	Subject to these Rules, a Participant may not dispose or transfer Plan Securities or any interest in Plan Securities without the prior written consent of the Board. Any purported disposal or transfer not in accordance with this Rule 10.3 is void and of no effect.

11.	ADJUSTMENTS AND OTHER MATTERS

New issues

11.1	Participants are not entitled to participate in any new issue of securities in the Company to all existing holders of Shares unless:

11.1.1	they have become entitled to exercise their Plan Securities under the Plan; and

11.1.2	they do so before the record date for the determination of entitlements to the new issue of securities and participate as a result of being holders of Shares.

11.2	The Company must give Participants notice of any new issue of securities before the record date for determining entitlements to the new issue.

Bonus issues

11.3	If the Company makes a bonus issue of Shares or other securities to all existing holders of Shares (except an issue in lieu or in satisfaction of dividends or by way of dividend reinvestment) and any Plan Security has not been exercised before the record date for determining entitlements to the bonus issue, then the number of underlying Shares over which the Plan Security is exercisable is increased by the number of Shares which the Participant would have received if the Participant had exercised the Plan Security before the record date.

Re-organisation of capital

11.4	If there is a reorganisation of capital of the Company, then the rights of a Participant (including the number of Plan Securities to which each Participant is entitled and/or the Exercise Price) are changed to the extent necessary to comply with the listing rules of the Australian Stock Exchange or any other applicable exchange, from time to time, applying to a reorganisation of capital at the time of the reorganisation, whether or not the Company is listed at that time.

Winding up

11.5	If a resolution for a members’ voluntary winding up of the Company is proposed (except for the purpose of a reconstruction or amalgamation) the Board may, in its absolute discretion, give written notice to Participants of the proposed resolution. Subject to the Exercise Conditions (or waiver or reduction of them), the Participants may, during the period referred to in the notice, exercise their Plan Securities. However, Plan Securities cannot be exercised under this Rule 11.5 after the period referred to in the notice.

Reorganisation of the Group

11.6	If at any time during which Plan Securities remain outstanding, the Board approves a reorganisation of the Group such that the Company is no longer to be the holding company of the Group, then the Board may require that each Participant exchange their Plan Securities for similar securities in the new holding company of the Group by notice in writing to each Participant.

11.7	If the Board delivers a notice under Rule 11.6, each Participant must, in a timely manner, do all things reasonably requested by the Board, including signing all documents, delivering all documents (including any security certificates), voting all securities, accepting such new securities, forfeiting all rights and releasing all persons, to give effect to the reorganisation of the Group.

11.8	Each Participant irrevocably appoints any two directors of the Company jointly as its agent and attorney with power to give effect to the reorganisation of the Group as contemplated in Rule 11.6, including the power of any two directors together to execute all necessary documents and deliver and accept all securities required to complete the exchange on behalf of that Participant.

IPO

11.9	If the Company undertakes an IPO, each Participant agrees to:

11.9.1	be bound by any applicable escrow or restriction on trading placed on any Plan Securities (and any Shares issued on exercise of any Plan Securities) by the applicable listing rules of the relevant stock exchange on which the Company is admitted to trading; and

11.9.2	execute any documents reasonably required to give effect to such escrow or restriction on trading.

11.10	If the Company undertakes an IPO, each Participant agrees that the on-sale of Shares issued on the exercise of a Plan Security may be restricted by law in the period following the IPO.

Fractions of Shares

11.11	For the purposes of this Rule 11, if Plan Securities are exercised simultaneously, then the Participant may aggregate the number of Shares or fractions of Shares for which the Participant may subscribe. Fractions in the aggregate number only will be disregarded in determining the total entitlement of a Participant.

Calculations and adjustments

11.12	Any calculation or adjustment required under this Rule 11 will be made by the Board and is, in the absence of manifest error, final and conclusive and binding on the Company and the Participant.

Notice of change

11.13	The Company must within a reasonable period give each Participant notice of any change under these Rules to the number of Shares that the Participant will receive on exercise of a Plan Security.

12.	ADMINISTRATION OF THE PLAN

Powers of Board

12.1	The Plan is administered by the Board. The Board has power to:

12.1.1	determine appropriate procedures and make regulations consistent with these Rules for the administration and operation of the Plan;

12.1.2	resolve conclusively all questions of fact or interpretation arising in connection with the Plan;

12.1.3	terminate or suspend the operation of the Plan at any time, if the termination or suspension does not adversely affect or prejudice the rights of Participants holding Plan Securities at that time;

12.1.4	delegate any functions and powers it may consider appropriate, for the efficient administration of the Plan, to any person or persons whom the Board reasonably believes to be capable of performing those functions and exercising those powers;

12.1.5	take and rely upon independent professional or expert advice in or in relation to the exercise of any of their powers or discretions under these Rules; and

12.1.6	administer the Plan in accordance with these Rules as and to the extent provided in these Rules.

Determination

12.2	Any power or discretion conferred on the Board by these Rules may be exercised by the Board in the interests or for the benefit of the Company, and the Board is not, in exercising the power or discretion, under any fiduciary or other obligation to any other person.

Exercise of powers or discretion

12.3	The Board has absolute discretion in any determination, decision, approval or opinion by it under these Rules.

Expenses and costs

12.4	Subject to these Rules, the Company and each Participating Subsidiary must pay any expense, cost and charge incurred in the administration of the Plan in the amounts and proportions as agreed by them.

Tax

12.5	Except as required by law, the Company is not responsible for any Tax which may become payable by a Participant in connection with the issue of Shares on the exercise of Plan Securities or any other dealing by a Participant with the Plan Securities or Shares.

12.6	If the Company is obligated in any jurisdiction to withhold Tax or is secondarily liable for any Tax, then the Company is authorised to deduct such Tax from any payments due to a Participant or to take such steps as appropriate to collect Tax from a Participant (which may include selling Plan Securities or Shares of a Participant).

12.7	The Company may be required by law to provide information about a Participant to Tax authorities and each Participant agrees to the Company providing such information.

13.	AMENDMENTS

Board may amend

13.1	Subject to Rule 13.2, the Board may at any time amend these Rules, or waive or modify the application of these Rules in relation to any Participant.

Consent of Participants

13.2	If a proposed amendment to these Rules would adversely affect the rights of Participants in respect of any Plan Securities then held by them, the Board must obtain the consent of Participants holding not less than 75% of the Plan Securities affected adversely by the proposed amendment.

14.	RIGHTS OF PARTICIPANTS

No conferred rights

14.1	These Rules:

14.1.1	do not confer on an Employee the right to receive an Offer;

14.1.2	do not confer on a Participant the right to continue as an Employee;

14.1.3	do not affect any right the Company or any Participating Subsidiary may have to terminate the employment of a Participant; and

14.1.4	may not be used to increase damages in any action brought against the Company or any Participating Subsidiary in respect of that termination.

Other schemes

14.2	Participation in the Plan does not affect, and is not affected by, participation in any other employee share or option scheme operated by the Company unless the terms of the other scheme provide otherwise.

General meetings

14.3	A Participant, as a Participant alone, may not attend or vote at general meetings of holders of Shares.

15.	NOTICES

15.1	Notices may be given by the Company to Participants in any manner as the Board may from time to time determine.

16.	GOVERNING LAW

Governing law

16.1	These Rules and the rights and obligations of Participants under the Plan are governed by the law of Ireland and each Participant irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Ireland.